UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

MAYOR’S JEWELERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9647	59-2290953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200

Sunrise, Florida 33323

(Address of Principal Executive Offices)

954-846-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2005, Mayor’s Jewelers, Inc. (the “Company”) entered into a Sixth Amendment to Revolving Credit, Tranche B Loan and Security Agreement (the “Amended Credit Agreement”), dated as of May 3, 2005, by and among Fleet Retail Group Inc., GMAC Commercial Finance, LLC, Back Bay Capital Funding LLC, the domestic subsidiaries of the Company and the Company. The Amended Credit Agreement allows for the interest rate of the Company’s revolving credit facility to be based on either a prime rate plus a specified margin, depending on the level of borrowing availability, or a LIBOR based rate (“Eurodollar”) plus a specified margin, based on the level of borrowing availability, at the Company’s election.

The Amended Credit Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Sixth Amendment to Revolving Credit, Tranche B Loan and Security Agreement, dated as of March 3, 2005, by and among Fleet Retail Group Inc., GMAC Commercial Finance, LLC, Back Bay Capital Funding LLC, and the Domestic Subsidiaries of the Company and the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.

	By:	/s/ Lawrence Litowitz
	Name:	Lawrence Litowitz
Dated: May 5, 2005	Title:	Interim Chief Financial Officer

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EXHIBIT INDEX

10.1	Sixth Amendment to Revolving Credit, Tranche B Loan and Security Agreement, dated as of March 3, 2005, by and among Fleet Retail Group Inc., GMAC Commercial Finance, LLC, Back Bay Capital Funding LLC, and the Domestic Subsidiaries of the Company and the Company.

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